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                                                             L&W DRAFT OF 2/4/99
                                                                  SFX - SG COWEN
                                                                     014606-0463


                             SFX ENTERTAINMENT, INC.

                              CLASS A COMMON STOCK
                           (par value $.01 per share)

                      INTERNATIONAL UNDERWRITING AGREEMENT




February __, 1999

SG COWEN INTERNATIONAL, L.P.
BEAR, STEARNS INTERNATIONAL LIMITED
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
PRUDENTIAL-BACHE SECURITIES (U.K.) INC.
   As Representatives of the several International Managers
    named in Schedule I hereto,
   c/o SG Cowen International, L.P.
   One Angel Court
   London EC2R 7HJ
   United Kingdom

Ladies and Gentlemen:

         SFX Entertainment, Inc., a Delaware corporation (the "COMPANY"), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule I hereto (the "INTERNATIONAL MANAGERS," or, each, an "INTERNATIONAL MANAGER"), an aggregate of _____ shares of Class A Common Stock, $.01 par value (the "COMMON STOCK") of the Company. The aggregate of shares so proposed to be sold is hereinafter referred to as the "INTERNATIONAL FIRM STOCK." The Company also proposes to sell to the International Managers, upon the terms and conditions set forth in Section 2 hereof, up to an additional ____ shares of Common Stock (the "INTERNATIONAL OPTIONAL STOCK") solely to cover over-allotments in connection with the sale of the International Firm Stock. The International Firm Stock and the International Optional Stock are hereinafter collectively referred to as the "INTERNATIONAL STOCK." SG Cowen International, L.P. ("SG COWEN") Bear, Stearns International Limited, Lehman Brothers International (Europe), Morgan Stanley & Co. International Limited and Prudential-Bache Securities (U.K.) Inc. are acting as representatives of the several International Managers and in such capacity are hereinafter referred to as the "INTERNATIONAL REPRESENTATIVES."

         It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. UNDERWRITING AGREEMENT") providing for the sale to the several underwriters named in Schedule II hereto (the "U.S. UNDERWRITERS," or, each, a "U.S. UNDERWRITER"), of an aggregate of _____ shares of Common Stock of the Company. The aggregate of _____ shares so proposed to be sold is hereinafter


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referred to as the "U.S. FIRM STOCK." The Company also proposes to sell to the
U.S. Underwriters, upon the terms and conditions set forth in Section 2 thereof, up to an additional ________ shares of Stock (the "U.S. OPTIONAL STOCK"). The U.S. Firm Stock and the U.S. Optional Stock are hereinafter collectively referred to as the "U.S. STOCK." Bear, Stearns & Co. Inc., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, SG Cowen Securities and Prudential Securities Incorporated are acting as representatives of the several U.S. Underwriters and in such capacity are hereinafter referred to as the "U.S. REPRESENTATIVES." The respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional upon one another.

         The International Managers and U.S. Underwriters are hereinafter collectively referred to as the "UNDERWRITERS." The International Stock and the U.S. Stock are hereinafter collectively referred to as the "STOCK." The International Firm Stock and the U.S. Firm Stock are hereinafter collectively referred to as the "FIRM STOCK." The International Optional Stock and the U.S. Optional Stock are hereinafter referred to as the "OPTIONAL STOCK." Two forms of prospectus are to be used in connection with the offering and sale of shares of Common Stock contemplated by the foregoing, one relating to the U.S. Stock and the other relating to the International Stock. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto. Reference hereinto any prospectus, whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

         The Company understands that the International Managers and the U.S. Underwriters will concurrently enter into an agreement between the U.S. and international underwriting syndicates of even date herewith (the "AGREEMENT BETWEEN U.S. UNDERWRITERS AND INTERNATIONAL MANAGERS") providing for the coordination of certain transactions among the U.S. Underwriters and International Managers and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may purchase from the International Managers a portion of the International Stock or sell to the International Managers a portion of the U.S. Stock. The Company understands that any such purchases and sales between the U.S. Underwriters and the International Managers shall be governed by the Agreement Between U.S. Underwriters and International Managers and shall not be governed by the terms of this Agreement or the U.S. Underwriting Agreement.

         The Company understands that the International Managers propose to make a public offering of the International Stock as soon as the International Representatives deem advisable after this Agreement has been executed and delivered.

    1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several International Managers that:

    (a) (i) A registration statement on Form S-1 (File No. 333-71175), including all amendments thereto (the "INITIAL REGISTRATION STATEMENT"), in respect of the Stock has been filed with the Securities and Exchange Commission (the "COMMISSION"); (ii) the Initial Registration Statement and any post effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other International Managers, have been declared effective by the Commission in such form; (iii) other than a registration statement, if any, increasing the size of the offering (a "RULE 462(B) REGISTRATION STATEMENT") filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "ACT"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission and (iv) no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "PRELIMINARY PROSPECTUS;" the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information

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contained in the form of final prospectus filed with the Commission pursuant to
Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, is hereinafter collectively called the "REGISTRATION STATEMENT;" and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "PROSPECTUS");

         (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Bear, Stearns & Co. Inc. expressly for use therein;

         (c) None of the Company nor any of its subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Stock to facilitate the sale and resale of the Stock;

         (d) Except as described in the Prospectus, neither the Company nor its subsidiaries have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with their businesses, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long term debt (other than borrowings in the ordinary course of business) of the Company or any of its subsidiaries, or any material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

         (e) To the Company's knowledge, as of the date hereof, the representations and warranties in The Marquee Group Acquisition Agreement, the Cellar Door Acquisition Agreement, the Integrated Sports International Acquisition Agreement and the Nederlander Acquisition Agreements (the "ACQUISITION AGREEMENTS") when made (or as of any date deemed made) are true and correct in all material respects;

         (f) The Company and its subsidiaries have good and marketable title in fee simple to all real property and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except as (i) described in the Prospectus (ii) as permitted under the Senior Credit Facility or (iii) where the failure to have such title would not reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and its direct and indirect subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"), and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, except as would not have a Material Adverse Effect after giving effect to The Marquee Group Acquisition ("MARQUEE"), the Cellar Door Acquisition ("CELLAR"), the Integrated Sports International Acquisition ("ISI") and the Nederlander Acquisition ("NEDERLANDER") (collectively, the "PENDING ACQUISITIONS");



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         (g) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, is duly registered and qualified to conduct its business and is in good standing, in each jurisdiction or place where the nature of its business requires such registration or qualification, except where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect;

         (h) Each Significant Subsidiary (as defined in Regulation S-X of the Securities Act) is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus is duly registered and qualified to conduct its business and is in good standing, in each jurisdiction or place where the nature of its business requires such registration or qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;

         (i) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non assessable, free of any pre-emptive or similar rights and conform to the description of the capital stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non assessable and, except as set forth in the Prospectus, free of any preemptive or similar rights, and, except as set forth in the Prospectus or the Registration Statement are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims and have been issued in compliance with all applicable federal and state securities laws;

         (j) The unissued shares of Stock to be issued and sold by the Company to the International Managers hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non assessable, free of any preemptive or similar rights and will conform to the description of the Stock contained in the Prospectus;

         (k) The Company or its subsidiaries, as applicable, have full corporate power and authority to enter into the Underwriting Agreements and the Acquisition Agreements relating to each of the Pending Acquisitions, and to carry out all the terms and provisions, as provided herein and therein;

         (l) The execution and delivery of each of the Underwriting Agreements have been duly authorized by the Company and the Underwriting Agreements are enforceable against the Company in accordance with their respective terms except to the extent that: (i) the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity whether asserted in an action at law or in equity; and (ii) rights to indemnity and contribution hereunder may be limited by state or federal securities laws;

         (m) Except (i) as disclosed in the Prospectus and (ii) as disclosed in the Acquisition Agreements relating to the Pending Acquisitions (including all schedules and attachments), with respect to the Pending Acquisitions, the issue and sale of the Stock by the Company, the execution, delivery and performance of the Underwriting Agreements by the Company, and consummation by the Company and its subsidiaries of the transactions contemplated hereby and thereby will not
(A) require any consent, approval, authorization or other order (which has not been obtained) of any court, regulatory body, administrative agency or other governmental body except such as may be required under the Securities Act, securities regulatory bodies (including self-regulatory bodies), securities exchanges or the securities or Blue Sky laws of the various; (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company, or any of its subsidiaries; (C) require any consent or approval (which has not been obtained) of the parties to, or conflict with or constitute a breach of any of the terms or provisions of, or a default under, any agreement or other instrument to which the Company or any of its subsidiaries is a party


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or by which the Company or any of its subsidiaries or their respective property is bound; (D) violate or conflict with any laws or administrative regulations, rulings of court, decrees applicable to the Company, any of its subsidiaries or their respective property; or (E) result in the creation or imposition of any lien on any asset of the Company or any of its subsidiaries, except, in the case of (A), (C), (D), or (E) above, such as would not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent the Company from performing its obligations hereunder or under the International Underwriting Agreement;

         (n) Neither the Company, nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or similar organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound which would reasonably be expected to have a Material Adverse Effect or prevent the Company from performing its obligations hereunder or under the International Agreement;

         (o) The statements contained under the caption "AGREEMENTS RELATED TO THE PENDING ACQUISITIONS," insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair in all material respects;

         (p) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, or any of its subsidiaries is a party or of which any property of the Company, or any of its subsidiaries is the subject which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and, to the best of the Company's knowledge, no such proceedings have been threatened by governmental authorities or others;

         (q) Except as disclosed in the Prospectus, there are no outstanding (A) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company or any of its subsidiaries any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any of its subsidiaries to issue any shares of capital stock of the Company, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

         (r) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities owned by such person or to require the Company to include such securities in any registration statement filed by the Company under the Securities Act;

         (s) The Company is not and, after giving effect to the offering and sale of the Stock, will not be (i) an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), or
(ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended;

         (t) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

         (u) The consolidated financial statements of the Company and its subsidiaries included in the Prospectus present fairly in all material respects the financial position of the Company on a consolidated basis and the results of operations and changes in financial condition as of the dates and for the periods

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therein specified. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the captions "PROSPECTUS SUMMARY--SUMMARY CONSOLIDATED FINANCIAL DATA," in the Prospectus fairly present in all material respects, on the basis stated in the Prospectus, the information included. The other financial and statistical information and data set forth in the Prospectus is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company, and its subsidiaries, as applicable. The unaudited pro forma condensed combined financial statements and the related notes thereto included in the Prospectus present fairly, as stated therein, in all material respects the pro forma consolidated financial position and results of operations of the Company at the respective dates and for the respective periods indicated. The pro forma adjustments are factually supportable. All adjustments necessary to fairly present this pro forma information have been made;

         (v) Each of (i) Ernst & Young LLP, (ii) Arthur Anderson LLP, (iii) PricewaterhouseCoopers LLP, (iv) Richard E. Woodhall, (v) Grant Thornton and
(vi) David Berdon & Co. LLP, who have certified certain financial statements of the Company, its subsidiaries and/or the entities to be acquired in the Pending Acquisitions, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

         (w) Except as disclosed in the Prospectus, there are no business relationships or related party transactions which would be required to be disclosed therein by Item 404 of Regulation S-K of the Commission and each business relationship or related party transaction described therein is a fair and accurate description of the relationships and transactions so described;

         (x) Except as disclosed in the Prospectus, each of the Company and its subsidiaries is operating in material compliance with all laws, regulations, administrative orders or rulings or court decrees applicable to it or to any of its property (including without limitation those relating to environmental, safety or similar matters, federal or state laws relating to the hiring, promotion or pay of employees), except for violations which would not reasonably be expected to have a Material Adverse Effect;

         (y) Except as, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries have (A) such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS") as are necessary to own, lease and operate their properties and to conduct their businesses as presently conducted, and (B) fulfilled and performed all of their material obligations with respect to the Permits, and (ii) no event has occurred that would allow, or after notice or lapse of time would allow, revocation or termination of any Permit or that would result in any other material impairment of the rights granted to the Company or any of its subsidiaries under any Permit, and (iii) neither the Company nor any of its subsidiaries has knowledge that any governmental body or agency is considering limiting, suspending or revoking any Permit;

         (z) The Company and its subsidiaries own or possess adequate rights to use all material trademarks, service marks, tradenames, trademark registrations, service mark registrations and copyrights necessary for the conduct of their businesses, and to the Company's knowledge, the conduct of their businesses will not conflict with, and neither the Company nor any of its subsidiaries has received any notice of any claim of conflict with, any such rights of others (except in any such case for any conflict that would not reasonably be expected to have a Material Adverse Effect);

         (aa) Each of the Company, and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; none of the Company or its subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or


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withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal
Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except, in each case, as would not have a Material Adverse Effect;

         (bb) There is (i) no material unfair labor practice complaint pending against the Company, any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them and (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, except, in each case, as would not reasonably be expected to have a Material Adverse Effect;

         (cc) The Company and each of its subsidiaries has reviewed the effect of Environmental Laws (as defined below) and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants on the business, assets, operations and properties of the Company, each of the subsidiaries, and identified and evaluated associated costs and liabilities (including, without limitation, any material capital and operating expenditures required for clean-up, closure of properties and compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not reasonably be expected to have a Material Adverse Effect. None of the Company or its subsidiaries has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), lacks any permit, license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval, which, in any case, would reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect;

         (dd) The Company, and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid, or made adequate reserve or provision for the payment of, all taxes shown as due thereon except in any case where such failure would not reasonably be expected to have a Material Adverse Effect, and the Company has no knowledge of any tax deficiency that has had (or would have) a Material Adverse Effect;

         (ee) None of the Company, its subsidiaries nor any agent thereof acting on behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance of the Stock to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve;

         (ff) The Company has delivered to the International Managers true and correct, executed copies of each Acquisition Agreement that has been executed prior to the date hereof and there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto other than those as to which the International Managers shall previously have been advised and shall not have reasonably objected after being furnished a copy thereof;

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         (gg) The Company's present intention is to use the net proceeds received by it from the sale of the Stock pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds;" and

         Notwithstanding the foregoing, any exceptions to the representations and warranties contained in the Acquisition Agreements shall be deemed to be included in the applicable representation or warranty contained in this Agreement.

         2. Purchase by, and Sale and Delivery to, International Managers. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the International Managers, and each of the International Managers agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $__.__, the number of shares of International Firm Stock set forth opposite the name of such International Manager in Schedule I hereto and (b) in the event and to the extent that the International Managers shall exercise the election to purchase International Optional Stock as provided below, the Company agrees to issue and sell to each of the International Managers, and each of the International Managers agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of shares of International Optional Stock as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of shares of International Optional Stock by a fraction, the numerator of which is the maximum number of shares of International Optional Stock which such International Manager is entitled to purchase as set forth opposite the name of such International Manager in
Schedule I hereto and the denominator of which is the maximum number of International Optional Stock that all of the International Managers are entitled to purchase hereunder.

         The Company hereby grants to the International Managers the right to purchase at their election up to ________ shares of International Optional Stock, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Stock. Any such election to purchase Optional Stock may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of shares of International Optional Stock to be purchased and the date on which such shares of Optional Stock are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than three or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the shares of International Firm Stock, the several International Managers propose to offer the International Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

         4. Time of Delivery. (a) The International Stock to be purchased by each International Manager hereunder, in definitive form, and in such authorized denominations and registered in such names as SG Cowen International, L.P. may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to SG Cowen International, L.P. for the account of such International Manager, against payment by or on behalf of such International Manager of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to SG Cowen International, L.P. at least forty-eight hours in advance. The Company will cause the certificates representing the International Stock to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of SG Cowen International, L.P., 245 Park Avenue, New York, New York 10167 (the "DESIGNATED OFFICE"). The time and date of such delivery and payment shall be, with respect to the International Firm Stock, 9:30 a.m., New York City time, on February ___, 1999, or such other time and date as SG Cowen International, L.P. and the Company may agree upon in writing, and, with


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respect to the International Optional Stock, 9:30 a.m., New York time, on the date specified by SG Cowen International, L.P. in the written notice given by SG Cowen International, L.P. of the International Managers' election to purchase such International Optional Stock, or such other time and date as SG Cowen International, L.P. and the Company may agree upon in writing. Such time and date for delivery of the International Firm Stock is herein called the "FIRST TIME OF DELIVERY," such time and date for delivery of the International Optional Stock, if not the First Time of Delivery, is herein called the "SECOND TIME OF DELIVERY," and each such time and date for delivery is herein called a "TIME OF DELIVERY."

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Stock and any additional documents requested by the International Managers pursuant to Section 7(j) hereof, will be delivered at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022 (the "CLOSING LOCATION"), and the Stock will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "NEW YORK BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. Covenants and Agreements of the Company. The Company covenants and agrees with the several International Managers:

         (a) To prepare the Prospectus in a form approved, subject to the requirements of applicable law and regulation, by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Stock for offering and sale under the securities laws of such U.S. jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (c) Prior to 12:00 noon., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the International Managers with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Stock and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each International Managers and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any International Managers is required to deliver a prospectus in connection with sales of any of the Stock at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such International Managers, to prepare and deliver to such International Managers as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

         (d) During the period beginning on the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (A) offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any shares of Stock or any securities of the Company that are substantially similar to the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) as described in the Prospectus, (ii) as may be issued in connection with the acquisitions of Marquee and Cellar Door, (iii) as may be issued in connection with the acquisitions other than Marquee, Cellar Door and ISI, provided that the persons to whom such securities are issued agree not to publicly resell such securities during such 90-day period, and (iv) pursuant to employee and/or director stock option plans existing on the date of this agreement, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date hereof or granted pursuant to such existing employee or director stock option plans), or (B) after the date hereof, waive any provision in the Cellar Door Acquisition Agreement restricting the transfer of the securities to be issued thereunder, in either case without the prior written consent of Bear, Stearns & Co. Inc., which shall not be unreasonably withheld;

         (e) To use its best efforts to list for quotation the Stock on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ"); and

         (f) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         6. Payment of Expenses. The Company covenants and agrees with the several International Managers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Stock under the Act and all other reasonable expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the International Managers and dealers; (ii) the cost of printing or copying any Agreement among International Managers, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Stock; (iii) all expenses in connection with the qualification of the Stock for offering and sale under state securities laws as provided in
Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the International Managers in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Stock on the NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Stock; (vi) the cost of preparing stock certificates;
(vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Stock by them, and any advertising expenses connected with any offers they may make.

         7. Conditions of International Managers' Obligations. The respective obligations of the several International Managers hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of each of the Closing Dates, of the representations and warranties made herein by the Company, to compliance at and as of each of the Closing Dates by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to each of the Closing Dates, and to the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have been filed by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

         (b) Latham & Watkins, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) Winston & Strawn, special counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in the form of Exhibit A, attached hereto.

         (d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at such Time of Delivery, (i) Ernst & Young LLP,
(ii) Arthur Andersen LLP, (iii) PricewaterhouseCoopers LLP, (iv) Richard E. Woodhall, (v) Grant Thornton and (vi) David Berdon & Co. LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

         (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any material change in the capital stock or long-term debt (other than borrowing in the ordinary course of business) of the Company or any of its subsidiaries or any material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the

Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

         (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York, State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clauses (i), (ii), (iii) or (iv), in the judgment of the International Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (h) The Stock to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

         (i) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the stockholders listed on Schedule III hereto, substantially to the effect set forth in Subsection 5(d) hereof in the form previously specified by you;

         (j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

         (k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy, in all material respects, of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company, in all material respects, of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a), (e) and (g) of this Section and as to such other matters as you may reasonably request.

         8. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls such International Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of each of such International Manager (collectively, the "International Manager Indemnified Parties" and, each, an "INTERNATIONAL MANAGER INDEMNIFIED PARTY"), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Securities Act, the Exchange Act, the Rules and Regulations or any other statute or at common law, (i) on the ground or alleged ground that any Prospectus, the Registration Statement or the Prospectuses (or any Prospectus, the Registration Statement or the Prospectuses as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any International Manager, directly or through the International Representatives, specifically for use in the preparation thereof or (ii) for any act or failure to act, or any alleged act or failure to act, by any International Manager in connection with, or relating in any manner to, any loss, claim, damage, liability or expense referred to in clause (i) above; provided, that the Company shall not be liable under this clause (ii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, or liability or expense resulted directly from any such acts or failures to act undertaken or omitted to be taken by such International Manager through its gross negligence or willful misconduct; and provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any International Manager Indemnified Party from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the shares of International Stock concerned to the extent that any such loss, claim, damage, liability or expense of such International Manager Indemnified Party results from the fact that a copy of the Prospectus. The Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably acceptable to the International Managers. In the event the Company elects to assume the defense of any such suit and retain such counsel, any International Manager Indemnified Party, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any such International Manager Indemnified Party, and the Company and such International Manager Indemnified Party at law or in equity have been advised by counsel to the International Managers that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. This indemnity agreement is not exclusive and is in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each International Manager Indemnified Party.

         (b) Each International Manager severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (collectively, the "COMPANY INDEMNIFIED PARTIES") against any losses, claims, damages, liabilities or expenses (including, unless the International Manager or Managers elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act, the Rules and Regulations thereunder or any other statute or at common law, on the ground or alleged ground that any Prospectus, the Registration Statement or the Prospectuses (or any Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such International Manager, directly or through the International Representatives, specifically for use in the preparation thereof; provided, however, that in no case is such International Manager to be liable with respect to any claims made against any Company Indemnified Party against whom the action is brought unless such Company Indemnified Party shall have notified such International Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party, but failure to notify such International Manager of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph. Such International Manager shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such International Manager elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that any International Manager elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties and any other International Manager or Managers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively. The International Manager against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such International Manager's consent. This indemnity agreement is not exclusive and will be in addition to any liability which such International Manager might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party.

         (c) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Managers on the other from the offering of the International Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the International Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the International Managers, in each case as set forth in the table on the cover page of the Prospectuses. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the International Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection (c), no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the International Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The International Managers' obligations to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         9. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several International Managers, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any

International Manager, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the International Stock.

         10. Effective Date. This Agreement shall become effective immediately as to Sections 6, 8, 9, 10, 11, 12, 14, 15, 16, 17 and 18 and, as to all other provisions, at 11:00 a.m. New York City time on the first full business day following the date of effectiveness of the Registration Statement or at such earlier time after the Registration Statement becomes effective as the International Representatives may determine on and by notice to the Company or by release of any of the International Stock for sale to the public. For the purposes of this Section 10, the International Stock shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the International Stock or upon the release by you of telegrams (i) advising the International Managers that the shares of International Stock are released for public offering or (ii) offering the International Stock for sale to securities dealers, whichever may occur first.

         11. Termination. This Agreement (except for the provisions of Section
6) may be terminated by the Company at any time before it becomes effective in accordance with Section 10 by notice to the International Representatives and may be terminated by the International Representatives at any time before it becomes effective in accordance with Section 9 by notice to the Company. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 6, 8 and 12 and other than as provided in Section 13 as to the liability of defaulting International Managers.

         This Agreement may be terminated after it becomes effective by the International Representatives by notice to the Company (i) if at or prior to the First Closing Date trading in securities on any of the Nasdaq National Market System shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market, or a banking moratorium shall have been declared by New York or United States authorities; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) if at or prior to the First Closing Date there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or (B) any change in financial markets or any calamity or crisis which, in the judgment of the International Representatives, makes it impractical or inadvisable to offer or sell the International Stock on the terms contemplated by the Prospectuses; (iv) if there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its Subsidiaries or the transactions contemplated by this Agreement, which, in the judgment of the International Representatives, makes it impracticable or inadvisable to offer or deliver the International Stock on the terms contemplated by the Prospectuses;
(v) if there shall be any litigation or proceeding, pending or threatened, which, in the judgment of the International Representatives, makes it impracticable or inadvisable to offer or deliver the on the terms contemplated by the Prospectuses; or (vi) if there shall have occurred any of the events specified in the immediately preceding clauses (i) - (v) together with any other such event that makes it, in the judgment of the International Representatives, impractical or inadvisable to offer or deliver the International Stock on the terms contemplated by the Prospectuses.

         12. Reimbursement of International Managers. Notwithstanding any other provisions hereof, if this Agreement shall not become effective by reason of any election of the Company pursuant to the first paragraph of Section 11 or shall be terminated by the International Representatives under Section 7 or Section 11, the Company will bear and pay the expenses specified in Section 6 hereof and, in addition to their obligations pursuant to Section 8 hereof, the Company will reimburse the reasonable out of pocket expenses of the several International Managers (including reasonable fees and disbursements of counsel for the International Managers) incurred in connection with this Agreement and the proposed purchase of the

International Stock, and promptly upon demand the Company will pay such amounts to you as International Representatives.

         13. Substitution of International Managers. If any International Manager or Managers shall default in its or their obligations to purchase shares of International Stock hereunder and the aggregate number of shares which such defaulting International Manager or Managers agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares of International Stock underwritten, the other International Managers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting International Manager or Managers agreed but failed to purchase. If any International Manager or International Managers shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares of International Stock underwritten and arrangements satisfactory to the International Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

         If the remaining International Managers or substituted International Managers are required hereby or agree to take up all or part of the shares of International Stock of a defaulting International Manager or Managers as provided in this Section 13, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectuses, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectuses which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining International Managers or substituted International Managers shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting International Manager of its liability to the Company or the other International Managers for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 13 shall be without liability on the part of any non defaulting International Manager or the other International Managers for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 13 shall be without liability on the part of each non-defaulting International Manager or the Company, except for expenses to be paid or reimbursed pursuant to Section 6 and except for the provisions of Section 8.

         14. Notices. All communications hereunder shall be in writing and, if sent to the International Managers, shall be mailed, delivered or telegraphed and confirmed to you, as their International Representatives c/o SG Cowen International, L.P., One Angel Court, London EC2R 7HJ, United Kingdom except that notices given to an International Manager pursuant to Section 8 hereof shall be sent to such International Manager at the address furnished by the International Representatives or, if sent to the Company, shall be mailed or delivered to the address of the Company set forth in the Registration Statement,
Attention: Secretary.

         15. Successors. This Agreement shall inure to the benefit of and be binding upon the several International Managers, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any International Manager or Managers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the indemnities of the several International Managers shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act.

         16. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws. The Company hereby irrevocably agrees that any legal action, suit, or proceedings against it with respect to any of its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceedings may be brought in any state or federal court in New York and, by execution and delivery of this Agreement, the Company hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam generally and unconditionally with respect to any such action, suit, or proceeding for itself and in respect of any of their property. The Company further agrees that final judgment against it in any action, suit or proceeding referred to herein shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States, by suit on the judgment, a certified or exemplified copy of each shall be conclusive evidence of the fact and of the amount of its obligations and liabilities.

         In addition, the Company hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in any of the aforesaid courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         The Company hereby appoints ____________ as its authorized agent hereby appoint ______________ as its authorized agent (in each case, an "AUTHORIZED AGENT") upon which process may be served in any action based on this Agreement that may be instituted in any state or federal court in New York by any Underwriter or by any person controlling any Underwriter. The Company represents to each Underwriter that it has notified __________ and __________, respectively, of such appointments and that __________ and __________, respectively, have accepted the same in writing. Such appointments shall be irrevocable for a period of five years from and after the First Closing Date unless and until a successor Authorized Agent shall be appointed and such successor shall accept such appointment for the remainder of such five-year period. The Company will notify each Underwriter in writing of the appointment. The Company will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the applicable Authorized Agent (or its successor) and written notice of such service to the Company by mail to the address for the Company specified pursuant to Section 14, shall be deemed in every respect effective service of process upon the Company. In addition to any other method of service of process upon applicable law, service of process by notice sent registered mail return receipt requested or delivered, by courier or otherwise, to the address for the Company specified pursuant to Section 14, shall be deemed in every respect effective service of process upon the Company.

         17. Authority of the International Representatives. In connection with this Agreement, you will act for and on behalf of the several International Managers, and any action taken under this Agreement by SG Cowen, as International Representative, will be binding on all the International Managers.

         18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         19. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

         In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement (other than the conditions set forth in Section 7 which may be waived solely by SG Cowen) may be waived, only by a writing signed by the Company and the International Representatives.

         20. Counterparts. This Agreement may be signed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                      Very truly yours,

                                      SFX ENTERTAINMENT, INC.

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

Accepted as of the date first above written.



SG COWEN INTERNATIONAL, L.P.
BEAR, STEARNS INTERNATIONAL LIMITED
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
PRUDENTIAL-BACHE SECURITIES (U.K.) INC.
As Representatives of the several International
Managers

By:   SG COWEN INTERNATIONAL, L.P.
By:   SG Cowen International UK Limited,
       its general partner


By:
   --------------------------------------
   Name:
   Title:

                                                  SCHEDULE I



                                                                           TOTAL NUMBER OF               NUMBER OF SHARES OF
                                                                              SHARES OF                 INTERNATIONAL OPTIONAL
                                                                          INTERNATIONAL FIRM            STOCK TO BE PURCHASED
                                                                        STOCK TO BE PURCHASED             IF MAXIMUM OPTION
                      INTERNATIONAL MANAGER                             ---------------------                 EXERCISED
                                                                                                        ----------------------
SG Cowen International, L.P...................................
Bear, Stearns International Limited...........................
Lehman Brothers International (Europe)........................
Morgan Stanley & Co. International Limited....................          ---------------------           ----------------------
Prudential-Bache Securities (U.K.) Inc. ......................

        TOTAL................................................
                                                                        =====================           ======================

                                                  SCHEDULE II



                                                                     TOTAL NUMBER OF               NUMBER OF SHARES OF
                                                                   SHARES OF U.S. FIRM            U.S. OPTIONAL STOCK TO
                                                                       STOCK TO BE                   BE PURCHASED IF
                                                                        PURCHASED                     MAXIMUM OPTION
                        U.S. UNDERWRITER                           -------------------                  EXERCISED
                                                                                                  ----------------------
Bear, Stearns & Co. Inc.......................................
Lehman Brothers Inc...........................................
SG Cowen Securities Corporation...............................
Morgan Stanley & Co. Incorporated.............................     -------------------            ----------------------
Prudential Securities Incorporated............................

      TOTAL................................................
                                                                   ===================            ======================

                                  SCHEDULE III

                        List of required Lock-Up Letters



1.       Robert F.X. Sillerman

2.       Michael G. Ferrel

3.       Brian Becker

4.       David Falk

5.       Howard J. Tytel

6.       Thomas P. Benson

7.       Richard A. Liese

8.       D. Geoffrey Armstrong

9.       James F. O'Grady, Jr.

10.      Paul Kramer

11.      Edward F. Dugan

                                   EXHIBIT A


                                                                          DRAFT
                                                                         2/4/99


                                       February __, 1999


Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
SG Cowen Securities Corporation
Prudential Securities Incorporated
       As Representatives
       for each of the several
       U.S. Underwriters

SG Cowen International L.P.
Bear Stearns International Limited
Lehman Brothers International (Europe)
Morgan Stanley & Co. International Limited
Prudential-Bache Securities (U.K.) Inc.
       As Representatives
       for each of the several
       International Managers


Ladies and Gentlemen:

       We have acted as special counsel to SFX Entertainment, Inc., a Delaware corporation (the "Company"), in connection with the offer and sale of [4,600,000] shares (the "Shares") of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"). Of the [4,600,000] shares of Common Stock being issued and sold, (i) __________ shares are being sold pursuant to the Underwriting Agreement dated February __, 1999 (the "U.S. Underwriting Agreement"), among the Company and the several Underwriters named in Schedule I hereto (the "U.S. Underwriters") and (ii) __________ shares are being sold pursuant to the Underwriting Agreement dated February __, 1999 (the "International Underwriting Agreement" and, together with the U.S. Underwriting Agreement, the "Underwriting Agreements"), among the Company and the several International Managers named in Schedule II hereto (the "International Managers").

       This opinion letter is being furnished to you pursuant to Section __ of each of the Underwriting Agreements. Capitalized terms used but not defined herein shall have the meanings set forth in the Underwriting Agreements.

       In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-71175) relating to the offering of the Shares, as filed with the Securities and Exchange Commission (the "Commission") on January 25, 1999 under the Securities Act of 1933, as amended (the "Act"), as amended by Amendment No. 1 thereto as filed with the Commission on January 29, 1999 and as amended by Amendment No. 2 thereto as filed with the Commission on February 5, 1999 (as so amended, the "Registration Statement"); (ii) the final prospectus dated February __, 1999 relating to the Shares offered and sold in the United States and Canada in the form filed with the Commission on February __, 1999 (such final prospectus being hereinafter referred to as the "U.S. Prospectus");
(iii) the final prospectus dated February __, 1999 relating to the Shares offered and sold outside of the United States and Canada in the form filed with the Commission on February __, 1999 (such final prospectus being hereinafter referred to as the "International Prospectus" and, together with the U.S. Prospectus, the "Prospectuses"); (iv) the certificate of incorporation of the Company and each of the subsidiaries of the Company listed on Schedule III hereto (the "Material Subsidiaries"), each as currently in effect; (v) the By-laws of the Company and each of the Material Subsidiaries, each as currently in effect; (vi) certain resolutions adopted by the Board of Directors of the Company and a Special Committee thereof relating to, among other things, the issuance and the sale of the Shares; and (vii) execution copies of the Underwriting Agreements. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such certificates of public officials, certificates of officers or representatives of the Company and others, and such other agreements, documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

       In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others. We have also relied upon certificates of officers of the Company and public officials.

       Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America to the extent referred to specifically herein.

       Based upon and subject to the foregoing, we are of the opinion that:

       1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or the condition (financial or otherwise) of the Company and its direct and indirect subsidiaries, taken as a whole (a "Material Adverse Effect").

       2. Each Material Subsidiary is validly existing and in good standing in the jurisdiction of its organization, with full corporate or analogous power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses, and is duly registered and qualified to do business and in good standing as a foreign corporation, in each jurisdiction indicated on Schedule III hereto, except where the failure to be so registered or qualified would not have a Material Adverse Effect.

       3. The Company has the authorized capitalization set forth in the Prospectuses, and the Shares to be issued and sold by the Company to the U.S. Underwriters and the International Managers pursuant to the Underwriting Agreements have been duly and validly authorized and, when duly countersigned by the Company's transfer agent and registrar and issued and delivered in accordance with the provisions of the Underwriting Agreements, will be duly and validly issued and fully paid and non-assessable. The Shares conform to the description of the Class A Common Stock in the Prospectuses. The Company's certificate of incorporation does not provide for preemptive rights.

       4. The Underwriting Agreements have been duly authorized, executed, and delivered by the Company, are legally valid and binding obligations of the Company, and are enforceable against the Company in accordance with their terms, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, now or hereafter in effect, relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) Federal and state securities laws or the public policy underlying such laws may limit the right to indemnity and contribution thereunder. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance of the Underwriting Agreements by the Company (except filings under the Act and with the Nasdaq Stock Market which have been made and consents, authorizations, permits, orders and other matters required by the National Association of Securities Dealers, Inc. or under "blue sky" or state securities laws, as to which we express no opinion).

       5. Except as disclosed in the Prospectuses, the execution, delivery and performance of the Underwriting Agreements by the Company and the issuance and sale of the Shares thereunder, will not (A) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the certificate of incorporation or by-laws of the Company or any of the Material Subsidiaries; (B) to our knowledge, require any consent or approval (which has not been obtained) of the parties to, or conflict with or constitute a breach of any of the terms or provisions of, or a default under, any agreement or other instrument filed as an exhibit to the Registration Statement to which the Company or any of the Material Subsidiaries is a party or by which the Company or any of the Material Subsidiaries or their respective property is bound; (C) to our knowledge, violate or conflict with any law of the United States of America or the State of New York applicable to the Company, any of the Material Subsidiaries or their respective property (provided that we express no opinion on the rules or regulations of the National Association of Securities Dealers, Inc. or the "blue sky" or state securities laws of any jurisdiction), except, in the case of clauses (B) and (C) above, such as would not, either singly or in the aggregate, have a Material Adverse Effect or prevent the Company from performing its obligations pursuant to, or consummating the transactions contemplated by, the Underwriting Agreements.

       6. The statements contained in the Prospectuses under the caption "Description of Capital Stock", insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair in all material respects.

       7. To our knowledge, other than as set forth in the Prospectuses, there are no legal or governmental proceedings pending to which the Company or any of the Material Subsidiaries is a party or to which any property of the Company or any of the Material Subsidiaries is subject which would reasonably be expected to have a Material Adverse Effect.

       8. The Company is not and, after giving effect to the offering and sale of the Shares, will not be (i) an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       9. The Registration Statement, as of its effective date, and the Prospectuses, as of their respective dates (other than the financial statements, schedules and other financial and accounting.

information included in or excluded from the Registration Statement or the Prospectuses, as to which we express no opinion), comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder. The documents incorporated by reference in the Prospectuses (other than the financial statements, schedules and other financial and accounting information included therein or excluded therefrom, as to which we express no opinion) at the time they were filed with the Commission, complied as to form in all material respects with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

       In addition, we have participated in conferences with officers and representatives of the Company, representatives of the independent public accountants of the Company and representatives of the U.S. Underwriters and the International Managers and their counsel at which the contents of the Registration Statement, the Prospectuses and related matters were discussed and, although we are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses and have made no independent check or verification thereof except for those made under the caption "Description of Capital Stock" in the Prospectuses, on the basis of the foregoing, no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than the information omitted therefrom in reliance on Rule 430A under the Act) or (ii) either of the Prospectuses, as of their respective dates and as of the date hereof, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief as to the financial statements, schedules and other financial, accounting and statistical information included in or excluded from the Registration Statement or the Prospectuses.

       The foregoing opinions are subject to the following assumptions, qualifications and limitations:

       (A) We have relied, as to matters of fact, to the extent we deemed proper, on certificates of responsible officers of the Company and the Material Subsidiaries and public officials.

       (B) Any statement or opinion set forth herein that is qualified by the phrase "to our knowledge" or any similar phrase, is intended to indicate that, during the course of our limited representation of the Company in the subject transaction, no information that would give actual knowledge of the inaccuracy of such statement or opinion has come to the attention of any lawyer who has devoted substantive attention to the subject transaction and who is still currently employed by or a partner of Winston & Strawn. We have not undertaken any independent investigation to determine the accuracy of any such statement or opinion and no inference as to our knowledge of any matters bearing on the accuracy of any such statement or opinion should be drawn from the fact of our representation of the Company.

       (C) In rendering opinions involving a concept of materiality, we have relied exclusively in such determination on officers of the Company.

       (D) We express no opinion as to compliance of the Registration Statement or the Prospectuses with Rule 421 of the Act.

       This opinion letter is as of the date hereof and we undertake no, and disclaim any, obligation to advise you of any changes in any matter set forth herein. This opinion letter is furnished to you solely for your benefit in connection with the closing under the Underwriting Agreements occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express prior written permission.

                                       Very truly yours,

                                   SCHEDULE I

                               U.S. UNDERWRITERS

                                  SCHEDULE II

                             INTERNATIONAL MANAGERS

                                  SCHEDULE III

                                 JURISDICTIONS